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Exhibit 5.1

[COOLEY GODWARD LLP LETTERHEAD]

February 12, 2004

Corgentech Inc.
650 Gateway Boulevard
South San Francisco, CA 94080

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Corgentech Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to be filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, covering the underwritten public offering of up to 1,150,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), including up to 150,000 shares for which the underwriters have been granted an over-allotment option.

        In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; and (ii) assumed that the Shares will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold, issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
COOLEY GODWARD LLP
By:	/s/ MATTHEW B. HEMINGTON Matthew B. Hemington

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  Exhibit 5.1